EXHIBIT 99.1

OpenTable, Inc. Announces Fourth Quarter and Full Year 2010 Financial Results

-- Increases Revenue by 61% to $30.8 Million --

-- Grows Installed Restaurants by 62% and Seated Diners by 59% Over Q4 2009 --

-- Achieves EPS of $0.21 and Non-GAAP EPS of $0.33 --

SAN FRANCISCO, Feb. 8, 2011 (GLOBE NEWSWIRE) -- OpenTable, Inc. (Nasdaq:OPEN), a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2010.

OpenTable reported consolidated net revenues for Q4 2010 of $30.8 million, a 61% increase over Q4 2009. Consolidated net income for Q4 2010 was $5.1 million, or $0.21 per diluted share. Non-GAAP consolidated net income for Q4 2010, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expense and tax-affected amortization of acquired intangibles, was $8.0 million, or $0.33 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations. International operations include for the first time the operating results of toptable.com, a recent acquisition which closed on October 1, 2010.

North America Results

  Installed restaurant base as of December 31, 2010, totaled 13,795, a 27% increase over December 31, 2009.
  Seated diners totaled 17.8 million, a 51% increase over Q4 2009.
  Revenues totaled $25.9 million, a 44% increase over Q4 2009.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation, and acquisition-related expense) totaled $12.1 million, or 47% of North America revenues, a 68% increase over Q4 2009.

International Results

  Installed restaurant base as of December 31, 2010, totaled 6,254, a 317% increase over December 31, 2009.
  Seated diners totaled 1.5 million, a 352% increase over Q4 2009.
  Revenues totaled $4.9 million, a 308% increase over Q4 2009.
  Non-GAAP adjusted EBITDA totaled a loss of $0.7 million compared to a loss of $1.2 million in Q4 2009.
  In Q4 2010, toptable.com contributed 3,680 installed restaurant additions, approximately 774,000 seated diners, $3.0 million of revenue, and $0.5 million of Non-GAAP adjusted EBITDA to the Company's results.
  International results for Q4 2010 include approximately $0.6 million of acquisition-related expense.

"We're pleased with the continued momentum in the OpenTable business," said Jeff Jordan, CEO of OpenTable. "The growth of online reservations helps our partner restaurants grow their revenue and optimize their operations."

Q4 2010 Consolidated Financial and Operating Summary

  Installed restaurant base as of December 31, 2010, totaled 20,049, a 62% increase over December 31, 2009.
  Seated diners totaled 19.4 million, a 59% increase over Q4 2009.
  Total revenues were $30.8 million in Q4 2010, up 61% over Q4 2009 revenues of $19.2 million.
    Subscription revenues were $11.6 million in Q4 2010, up 21% over Q4 2009 revenues of $9.6 million. Subscription revenues increased as a result of the increase in installed restaurants using our Electronic Reservation Book solution.
    Reservation revenues were $15.4 million in Q4 2010, up 80% over Q4 2009 revenues of $8.5 million. Reservation revenues primarily increased as a result of the increase in seated diners. In Q4 2010, toptable.com contributed $2.3 million to reservation revenues.
    Installation and other revenues were $3.8 million in Q4 2010, up 274% over Q4 2009 revenues of $1.0 million. Installation and other revenues increased primarily as a result of an increase in revenue from other product offerings, including advertising sales, web service licensing, featured private dining listings and third-party restaurant coupon sales. In Q4 2010, toptable.com contributed $0.7 million to installation and other revenues.
  Total operating expenses were $25.4 million in Q4 2010, up 68% over Q4 2009 operating expenses of $15.1 million. The increase was primarily driven by a 55% increase in headcount including 66 headcount from toptable.com, an increase in amortization of acquired intangibles, and an increase in stock-based compensation.
  Total operating income was $5.4 million in Q4 2010 compared to $4.1 million in Q4 2009. Non-GAAP consolidated operating income, excluding stock-based compensation expense, acquisition-related expense, and amortization of acquired intangibles, was $9.7 million in Q4 2010 compared to $4.7 million in Q4 2009.
  The Q4 2010 GAAP income tax expense was $0.3 million or a 6% tax rate. In Q4 2010, the Company completed income tax projects related to a California Enterprise Zone Credit and a Domestic Manufacturing Deduction. These projects resulted in a $1.2 million, or $0.05 per diluted share, reduction in Q4 income tax expense.
  Consolidated net income was $5.1 million, or $0.21 per diluted share, in Q4 2010 compared to $3.1 million, or $0.13 per diluted share, in Q4 2009. Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expense, and tax-affected amortization of acquired intangibles was $8.0 million, or $0.33 per diluted share, in Q4 2010 compared to $3.3 million, or $0.14 per diluted share, in Q4 2009.
  As of December 31, 2010, OpenTable had cash and cash equivalents and short-term investments of $42.5 million.

2010 Consolidated Financial and Operating Summary

  Total revenues were $99.0 million in 2010, up 44% over 2009 revenues of $68.6 million.

  Operating income was $17.9 million in 2010 compared to $8.7 million in 2009. Non-GAAP consolidated operating income, excluding stock-based compensation expense, acquisition-related expense, and amortization of acquired intangibles, was $28.5 million in 2010 compared to $11.7 million in 2009, a 143% increase over 2009.

  Non-GAAP adjusted EBITDA totaled $34.8 million in 2010, or 35% of consolidated revenues, a 106% increase over 2009.

"The fourth quarter highlights continued growth in our key operating and financial metrics," said Matt Roberts, CFO of OpenTable. "With strong revenues and EBITDA margins, the business continues to demonstrate solid results."

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through February 28, 2011, at http://investors.opentable.com/events.cfm. This call may contain forward-looking statements and other material information regarding the Company's financial and operating results.

About Non-GAAP Financial Information

The accompanying press release dated February 8, 2011, contains certain non-GAAP financial measures. Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income, and non-GAAP adjusted EBITDA. Non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and acquisition-related expenses. Within the Company's reconciliation to non-GAAP diluted net income per share, the impact of undistributed earnings allocated to participating securities has been excluded.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation, acquisition-related expenses, and amortization of acquired intangibles because they do not reflect the underlying performance of the Company's business operations. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers; it does not charge any fees to diners for reservations. The Company's revenues primarily include installation fees for the Electronic Reservation Book (including training), monthly subscription fees and a fee for each restaurant guest seated through online reservations. The financial results and other information in this press release reflect the acquisition of toptable.com, as applicable.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company's strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company's business; the Company's ability to maintain an adequate rate of growth; the Company's ability to effectively manage its growth; the Company's ability to attract new restaurant customers; the Company's ability to increase the number of visitors to its website and convert those visitors into diners; the Company's ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company's ability to successfully enter new markets and manage its international expansion; the Company's ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company's reputation; and costs associated with defending intellectual property infringement and other claims.  More information about potential factors that could affect the Company's business and financial results is contained in the Company's annual report on Form 10-K for the year ended December 31, 2009, quarterly reports on Form 10-Q, and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants. The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants. OpenTable has more than 20,000 restaurant customers, and, since its inception in 1998, has seated more than 200 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico, and the United Kingdom.   OpenTable also owns and operates toptable.com, a leading restaurant reservation site in the United Kingdom.

The OpenTable, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6474

OpenTable, OpenTable.com, OpenTable logos and other service names are the trademarks of OpenTable, Inc.

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2010	2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 33,444,000	$ 19,807,000
Short-term investments	9,080,000	50,221,000
Accounts receivable, net	13,292,000	7,617,000
Prepaid expenses and other current assets	2,919,000	1,301,000
Deferred tax asset	7,882,000	6,024,000
Restricted cash	167,000	172,000

Total current assets	66,784,000	85,142,000

Property, equipment and software, net	14,612,000	11,516,000
Goodwill	42,347,000	1,805,000
Intangibles, net	20,248,000	992,000
Deferred tax asset	5,539,000	498,000
Other assets	366,000	378,000

TOTAL ASSETS	$ 149,896,000	$ 100,331,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 7,666,000	$ 7,212,000
Accrued compensation	4,189,000	2,993,000
Deferred revenue	1,852,000	1,538,000
Dining rewards payable	15,398,000	11,611,000
Total current liabilities	29,105,000	23,354,000

Deferred revenue — non-current	2,802,000	3,572,000
Deferred tax liability	5,644,000	--
Income tax liability	8,577,000	--
Other long-term liabilities	1,623,000	--

Total liabilities	47,751,000	26,926,000

STOCKHOLDERS' EQUITY:
Common stock	2,000	2,000
Additional paid-in capital	143,292,000	127,454,000
Treasury stock	(647,000)	(647,000)
Accumulated other comprehensive loss	(1,305,000)	(128,000)
Accumulated deficit	(39,197,000)	(53,276,000)

Total stockholders' equity	102,145,000	73,405,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 149,896,000	$ 100,331,000

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(In thousands, except per share amounts)

REVENUES	$ 30,767	$ 19,169	$ 98,991	$ 68,596

COSTS AND EXPENSES:
Operations and support (1)	8,708	5,541	27,803	20,736
Sales and marketing (1)	6,702	3,873	21,673	15,525
Technology (1)	3,638	2,354	12,345	10,043
General and administrative (1)	6,305	3,287	19,252	13,608

Total costs and expenses	25,353	15,055	81,073	59,912

Income from operations	5,414	4,114	17,918	8,684
Other income, net	32	90	241	346

Income before taxes	5,446	4,204	18,159	9,030
Income tax expense	310	1,091	4,080	3,963

NET INCOME	$ 5,136	$ 3,113	$ 14,079	$ 5,067

Net income per share:
Basic	$ 0.22	$ 0.14	$ 0.62	$ 0.28
Diluted	$ 0.21	$ 0.13	$ 0.58	$ 0.22

Weighted average shares outstanding:
Basic	22,991	21,968	22,602	17,352
Diluted	24,286	23,467	23,979	22,467

(1) Stock-based compensation included in above line items:
Operations and support	$ 295	$ 88	$ 943	$ 320
Sales and marketing	513	176	1,872	764
Technology	488	134	1,547	516
General and administrative	1,394	90	3,689	1,218
	$ 2,690	$ 488	$ 8,051	$ 2,818

Other Operational Data:
Installed restaurants (at period end):
North America	13,795	10,850	13,795	10,850
International	6,254	1,501	6,254	1,501
Total	20,049	12,351	20,049	12,351

Seated diners (in thousands):
North America	17,839	11,803	62,430	41,909
International	1,522	337	2,925	957
Total	19,361	12,140	65,355	42,866

Headcount (at period end):
North America	344	256	344	256
International	149	63	149	63
Total	493	319	493	319

Additional Financial Data:
Revenues:
North America
Subscription	$ 10,302	$ 8,691	$ 38,711	$ 32,739
Reservation	12,595	8,306	43,920	28,828
Installation and other	3,003	979	7,477	3,184
Total North America Revenues	$ 25,900	$ 17,976	$ 90,108	$ 64,751
International
Subscription	$ 1,296	$ 933	$ 4,414	$ 3,115
Reservation	2,775	223	3,600	609
Installation and other	796	37	869	121
Total International Revenues	4,867	1,193	8,883	3,845
Total Revenues	$ 30,767	$ 19,169	$ 98,991	$ 68,596

Income (loss) from operations:
North America	$ 8,447	$ 5,334	$ 26,039	$ 14,591
International	(3,033)	(1,220)	(8,121)	(5,907)
Total	$ 5,414	$ 4,114	$ 17,918	$ 8,684

Depreciation and amortization:
North America	$ 1,592	$ 1,294	$ 6,036	$ 4,752
International	1,096	137	1,532	476
Total	$ 2,688	$ 1,431	$ 7,568	$ 5,228

Stock-based compensation:
North America	$ 2,016	$ 561	$ 7,117	$ 2,610
International	674	(73)	934	208
Total	$ 2,690	$ 488	$ 8,051	$ 2,818

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income "as reported"	$ 5,136	$ 3,113	$ 14,079	$ 5,067
Add back: stock-based compensation expense	2,690	488	8,051	2,818
Income tax effect of stock-based compensation	(1,072)	(353)	(3,447)	(556)
Add back: acquisition related expenses	597	20	1,307	160
Income tax effect of acquisition related expenses	(9)	(8)	(45)	(64)
Add back: amortization of acquired intangibles	980	74	1,207	74
Income tax effect of amortization of intangibles	(285)	(30)	(376)	(30)

NON-GAAP CONSOLIDATED NET INCOME	$ 8,037	$ 3,304	$ 20,776	$ 7,469

Non-GAAP diluted net income per share	$ 0.33	$ 0.14	$ 0.87	$ 0.33

Weighted average diluted shares outstanding	24,286	23,467	23,979	22,467

Non-GAAP consolidated operating income:
GAAP income from operations "as reported"	$ 5,414	$ 4,114	$ 17,918	$ 8,684
Add back: stock-based compensation expense	2,690	488	8,051	2,818
Add back: acquisition related expenses	597	20	1,307	160
Add back: amortization of acquired intangibles	980	74	1,207	74

NON-GAAP OPERATING INCOME	$ 9,681	$ 4,696	$ 28,483	$ 11,736

North America Adjusted EBITDA:
GAAP operating income "as reported"	$ 8,447	$ 5,334	$ 26,039	$ 14,591

Adjustments:
Stock-based compensation expense	2,016	561	7,117	2,610
Acquisition related expenses	22	20	113	160
Amortization of acquired intangibles	91	74	318	74
Depreciation and other amortization expense	1,501	1,220	5,718	4,678

North America Adjusted EBITDA	$ 12,077	$ 7,209	$ 39,305	$ 22,113

International Adjusted EBITDA:
GAAP operating loss "as reported"	$ (3,033)	$ (1,220)	$ (8,121)	$ (5,907)

Adjustments:
Stock-based compensation expense	674	(73)	934	208
Acquisition related expenses	575	--	1,194	--
Amortization of acquired intangibles	889	--	889	--
Depreciation and other amortization expense	207	137	643	476

International Adjusted EBITDA	$ (688)	$ (1,156)	$ (4,461)	$ (5,223)
CONTACT: Investor Relations:  415-344-6520  investors@opentable.com
         Media Relations Contact:  415-344-4275  pr@opentable.com